SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                       SCHEDULE 14A--INFORMATION REQUIRED
                              IN A PROXY STATEMENT
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                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
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                           Filed by the Registrant [ ]
                 Filed by a Party other than the Registrant [X]
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Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6 (e) (2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Dairy Mart Convenience Stores, Inc.
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                (Name of Registrant as Specified in Its Charter)

                 Committee of Concerned Dairy Mart Shareholders
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     (Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total Fee Paid:

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[ ]  Fee Paid previously with preliminary materials.


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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)       Amount Previously Paid:
                                           ------------------------------------
          (2)       Form, schedule or Registration Statement No.:
                                                                 ---------------
          (3)       Filing Party:
                                 -----------------------------------------------
          (4)       Date Filed:
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                                                              PRELIMINARY COPIES
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                                  COMMITTEE OF
                        CONCERNED DAIRY MART SHAREHOLDERS

                                 PROXY STATEMENT

                       IN OPPOSITION TO THE MANAGEMENT OF

                       DAIRY MART CONVENIENCE STORES, INC.

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2000

                                  INTRODUCTION

          This Proxy Statement and BLUE proxy card are being furnished by the Committee of Concerned Dairy Mart Shareholders in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") of Dairy Mart Convenience Stores, Inc. (the "Company") and at any adjournments thereof. The Meeting will be held at 10:00 a.m. local time on May 25, 2000 at the __________________.

          The Committee of Concerned Dairy Mart Shareholders (the "Committee") is comprised of Messrs. Frank Colaccino, Stephen N. Krevalin, Andrew Niss, John
M. O'Brien, III, John L. Ritter, Donald K. Wilson, Jr., each of whom is also a Committee nominee for election as a director of the Company. The Chairman of the Committee is Mr. Frank Colaccino.

          The Meeting is held pursuant to applicable provisions of the Company's Bylaws and pursuant to a settlement reached in connection with legal proceedings against certain of the current officers and directors of the Company (including Messrs. Stein, Landry, Barrett and Everets, who are among management's nominees for director), alleging breaches of such directors' fiduciary duties to the Company and the stockholders under the Delaware General Corporation Law. The Stipulation and Agreement of Compromise, Settlement and Release provides, among other things, (i) for the payment of $2,000,000 on behalf of the defendant directors; (ii) for the elimination of separate classes of stock with unequal voting rights, thus eliminating management's total voting control of the Company and making a proxy contest possible; and (iii) for the holding of an Annual Stockholders' Meeting on or before May 31, 2000. On February 8, 2000, the stockholders approved the elimination of the separate classes of stock, combining the classes into a single class of Common Stock, $.01 per value (the "Common Stock").

          The Committee believes that the current Board of Directors and Management have not adequately served the interests of the Company and its stockholders. The Committee seeks to replace the entire Board of Directors with


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a new Board of Directors (the "New Board"), as hereinafter described. The
Committee expects that the New Board will appoint Mr. Colaccino as President and Chief Executive Officer, replacing Mr. Robert Stein. Under Mr. Colaccino's leadership, the New Board will seek to increase stockholder value by (i) taking steps necessary to increase both short and long term financial performance, and
(ii) seeking appropriate business partners for the Company, including the possible sale of the Company.

          The New Board will also review existing provisions of the Company's Certificate of Incorporation regarding business combinations, with a view to recommending changes as necessary to better serve the interests of the stockholders.

          Management of the Company is also soliciting proxies for the election of its slate of nominees. Reference is made to management's proxy statement for information concerning management's nominees, the executive officers of the Company, executive compensation, interests of management in certain transactions, securities ownership of management and certain other beneficial owners, and ratification of Arthur Andersen LLP as independent auditors.

          [In the event that management should nominate a slate of more than six directors, the Committee will determine which of such management nominees it will recommend for election].

          YOU MAY HAVE RECEIVED A PROXY CARD FROM THE COMPANY. PLEASE RETURN ONLY THE COMMITTEE'S BLUE PROXY CARD, AND DO NOT RETURN THE COMPANY'S PROXY CARD. IF YOU RETURN BOTH PROXY CARDS, THERE IS A DANGER THAT YOUR SHARES WILL NOT BE VOTED AS YOU DESIRE BECAUSE ONLY THE LATEST-DATED PROXY CARD WILL BE VOTED.

                       INFORMATION ABOUT VOTING SECURITIES

          At the close of business on April 11, 2000, the record date for the Meeting, the Company had outstanding __________ shares of Common Stock. Each share has one vote. Unless the context otherwise indicates, the term "Company" refers to Dairy Mart Convenience Stores, Inc. The Company's principal executive offices are located at One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio.

          All stockholders of record at the close of business on April 11, 2000 are entitled to notice of and to vote at the Meeting. This Proxy Statement and the Committee's BLUE proxy card are expected to be mailed to stockholders on or about April 28, 2000. The stock transfer books will not be closed. The holders of a majority of the shares entitled to vote at the Meeting must be present in person or represented by proxy in order to constitute a quorum and thereby permit a vote on all matters to come before the Meeting. Shares of Common Stock present in person or by proxy at the Meeting but not voting will be counted as present for purposes of determining a quorum for the transaction of business.


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          Any proxy, if received in time for voting and not revoked, will be voted at the Meeting in accordance with the directions of the stockholder. Signing, dating and delivering the Committee's proxy card will revoke any previously dated proxy. Any stockholder giving a proxy has the power to revoke it in person or by a writing delivered to The Committee, c/o Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10005, at any time before it is exercised, by delivering a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation.

          Based on documents filed by management, the Meeting has been called to elect [six] directors, ratify the appointment of auditors and to transact such other business as may come before the Meeting or any adjournment thereof. The Committee does not know of any matters which will be brought before the Meeting other than the election of directors and the appointment of auditors; however, if any other matter properly comes before the Meeting, it is intended that the persons named in and acting under the enclosed form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment. Action on any such other matter is approved by a majority vote of the outstanding shares of Common Stock of the Company present and entitled to vote at the Meeting.

          Your vote is important, no matter how many or how few shares you hold. If your shares are held in the name of a brokerage firm, bank or nominee, only they can vote your shares and only upon receipt of your instructions. Accordingly, please return the BLUE proxy card in the envelope provided by your bank, broker or nominee or contact the person responsible for your account and give instructions for such shares to be voted for the Committee's nominees.

          If you have any questions or need assistance in voting, please call Georgeson Shareholder Communications Inc., toll-free at 1-800-223-2064.


               THE COMMITTEE'S NOMINEES FOR ELECTION AS DIRECTORS

          Six directors are to be elected at the meeting to hold office until the next annual meeting of stockholders and until their successors have been elected and shall have qualified. The Committee is proposing the following state of directors in opposition to incumbent management:

                  Frank Colaccino
                  Stephen N. Krevalin
                  Andrew Niss
                  John M. O'Brien, III
                  John L. Ritter
                  Donald K. Wilson, Jr.

          The members of the Board of Directors are elected by a plurality of the shares present or represented at the Meeting and voting on the election of directors.


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          Unless otherwise instructed, shares represented by the Committee's proxies will be voted for the election of the nominees listed below, none of whom is a member of the present Board of Directors. Each nominee has consented to serve as a director if elected. If for any reason any of these nominees should fail to be a candidate, the proxies solicited by the Committee will be voted in favor of the remainder of those named and for substitute nominees selected by the Committee. There are no arrangements or understandings between any nominee and any other person pursuant to which he was selected as a nominee.

          The table below, including the notes thereto, sets forth each of the Committee's nominees for election as a director (based on information supplied by them), his name, age and principal occupation or employment during the past five years. Each of such persons has engaged in the principal occupation, including, where applicable, job title, for at least the past five years, unless otherwise set forth in a note to the table.

                 INFORMATION CONCERNING MR. COLACCINO'S NOMINEES
Name and Business Address             Principal Occupation                   Age
-------------------------             --------------------                   ---

Frank Colaccino                       President,                             50
360 Bloomfield Avenue, Suite 208      The Colvest Group, Ltd.
Windsor, CT 06095

Stephen N. Krevalin                   Attorney/Principal                     48
Bacon & Wilson P.C.                   Bacon & Wilson, P.C.
33 State Street
Springfield, MA 01103

Andrew Niss                           Private Investor                       51
1325 E. Lake Drive
Fort Lauderdale, FL 33366

John M. O'Brien, III                  Certified Public Accountant            50
J.M. O'Brien & Company, PC            J.M. O'Brien & Company, PC
1350 Main Street
Springfield, MA 01103

John L. Ritter                        Executive Vice President               44
First New England Capital             First New England Capital
100 Pearl Street                      Limited Partnership
Hartford, CT 06103

Donald K. Wilson, Jr.                 Management Consultant                  64
Green & Wilson Associates             Green Wilson & Associates
201 Ann Street
Hartford, CT 06103


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Mr. Colaccino has been President and Chief Executive Officer of The Colvest
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Group, Ltd. since its formation in 1994. The Colvest Group, Ltd. is engaged in the business of purchasing and managing its own portfolio of commercial real estate as well as venture capital investing and investing in public companies. From 1988 to August, 1994, Mr. Colaccino was the President of the Dairy Mart Convenience Stores, Inc. Mr. Colaccino is a member of the Board of Directors of the National Conference for Community and Justice (formerly called the National Conference of Christians and Jews) (since 1997) and the Board of Trustees of American International College (since 1998). He was Vice Chair of the National Association of Convenience Stores in 1994 and 1995 and a member of the Board of Trustees of Western New England College from 1992 to 1995.

Mr. Krevalin has been a principal of the Springfield, Massachusetts law firm of
------------
Bacon & Wilson, P.C. for more than the past five years. He is a graduate of American University, Washington, D.C., and New England School of Law, Boston, Massachusetts. He has been a lecturer for Massachusetts continuing Legal Education. Mr. Krevalin serves on the Board of The Center Redevelopment Corporation and is the current Chairman of the Board of Jewish Geriatric Services Health Care System in Longmeadow, Massachusetts.

Mr. Niss has been primarily engaged in managing a portfolio of private
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investments since 1997. For more than 15 years prior thereto, Mr. Niss was
Chairman and Chief Executive Officer of the Stonington Corporation, a closely-held manufacturer of paper tubes and cores of which Mr. Niss was a major stockholder. In 1997, Mr. Niss negotiated the sale of Stonington Corporation to Sonoco Products, Inc.

Mr. O'Brien has been a co-owner of the certified public accounting firm, J.M.
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O'Brien & Company, PC for more than the last five years. Prior to forming his own firm, he was a tax partner and manager with Coopers & Lybrand from 1980 to 1991. Mr. O'Brien graduated magna cum laude from Western New England College with a BSBA in Accounting and received his Masters Degree in Taxation, with honors, from the University of Hartford. He is a member of the Massachusetts Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. O'Brien is a member of the Executive Committee and Board of Trustees at Western New England College and is a past Chairman of the Town of Hampden Finance Committee. He also serves on the board of advisors to several closely-held businesses.

Mr. Ritter has been Executive Vice President of First New England Capital
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Limited Partnership, a venture capital and mezzanine financing company in
Hartford, Connecticut, for more than the past five years. Prior to co-founding First New England Capital in 1987, Mr. Ritter was a practicing attorney. He holds a Bachelor of Arts degree from Macalester College, a Master of Arts in Religion from Yale University and a Juris Doctor from the University of Connecticut School of Law. Mr. Ritter serves on the Board of Directors of various corporations, including Linton Truss Corporation, Statis Corporation, Inc., Vanguard Modular Building Systems, Inc., Pratt-Read Corporation and Ron Weber & Associates, Inc.


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Mr. Wilson has been a partner of Green, Wilson & Associates, management
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consultants, Hartford, Connecticut, since 1998. From 1994 until December 31,
1998, Mr. Wilson was a consultant with American Phoenix Corporation of Connecticut (an insurance brokerage company). In 1994 he retired as Executive Vice President from The Hartford Steam Boiler Insurance and Inspection Company which he had served in various capacities since 1962. He is a Director of Spencer Turbine Company, Salient 3 Communications, Inc. and Mechanics Savings Bank.

          No Participant or Committee Nominee has entered into any agreement or understanding with any person respecting any (i) future employment by the Company or (ii) any transactions to which the Company or any of its affiliates is or may be a party. There are no contracts, arrangements or understandings by any Participant or Committee nominee within the past year with any person with respect to any capital stock of the Company.


                              SECURITY OWNERSHIP OF
                            THE COMMITTEE'S NOMINEES

               The following table, including the notes, sets forth certain information regarding the ownership of the Company's Common Stock at April 24, 2000 by each nominee for director nominated by Mr. Colaccino.

Name of Nominee                 Number of Shares               Percent of Class
---------------                 ----------------               ----------------
Frank Colaccino                      127,520                        [1.8]%
Stephen N. Krevalin                    200                            *
Andrew Niss                            200                            *
John M. O'Brien, III                  5,000                           *
John L. Ritter                         200                            *
Donald K. Wilson, Jr.                  200                            *


----------------
* Less than 1%


          In April, 2000, Mr. Colaccino purchased 18,000 of the shares shown above and the other nominees purchased all of their respective shares shown above.

          THE COMMITTEE RECOMMENDS THAT THE HOLDERS OF SHARES OF COMMON STOCK VOTE IN FAVOR OF THE COMMITTEE'S NOMINEES, AND NOT VOTE IN FAVOR OF ANY OF THE NOMINEES OF THE COMPANY.

                                    AUDITORS

          The Committee has no objection to the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending January 31, 2001.


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                              SOLICITATION EXPENSES

          Proxies will be solicited by the Committee or its nominees by mail, telephone, facsimile, and personal solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation material of the Committee to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses.

          The Committee has retained Georgeson Shareholder Communications Inc. ("Georgeson") for assistance in the solicitation of proxies, for which it will be paid a fee of up to $25,000 and will be reimbursed for its reasonable expenses in its solicitation of proxies. Approximately 10 persons will be utilized by Georgeson.

          The Committee estimates that total expenditures relating to the solicitation and related litigation will be as much as $125,000. The Committee will seek reimbursement from the Company for all expenses incurred in connection with the solicitation of proxies, but does not intend to seek stockholder approval for such reimbursement. To date the Committee has spent approximately $60,000 in connection with the solicitation of proxies and related expenses. All of such expenses have been advanced by Mr. Frank Colaccino, the Chairman of the Committee.

                                  COMMITTEE OF CONCERNED DAIRY MART SHAREHOLDERS

                                                   By: Frank Colaccino, Chairman


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                                                              PRELIMINARY COPIES
                                                              ------------------

                       DIARY MART CONVENIENCE STORES, INC.
                       2000 ANNUAL MEETING OF STOCKHOLDERS

                                      PROXY
                                      [BLUE]

                      THIS PROXY IS SOLICITED ON BEHALF OF
               THE COMMITTEE OF CONCERNED DIARY MART SHAREHOLDERS

PROXY for Annual Meeting of Stockholders of Dairy Mart Convenience Stores, Inc. to be held on May 25, 2000 at 10:00 A.M. local time at ________________________.

          The undersigned hereby appoints Frank Colaccino, and _______________, or either one of them, with full power of substitution, as proxies to vote all shares of Common Stock of Dairy Mart Convenience Stores, Inc. at the Annual Meeting of Stockholders (including adjournments) of Diary Mart Convenience Stores, Inc. to be held on May 25, 2000. The undersigned hereby revokes any previous proxies with respect to matters covered by this proxy.

          (Please mark each proposal with an "X" in the appropriate box)

          (1) [ ] FOR the election of Frank Colaccino, Stephen N. Krevalin, Andrew Niss, John M. O'Brien, III, John L. Ritter and Donald K. Wilson, Jr. as directors.

          (2) [ ] WITHHOLD AUTHORITY as to any nominee whose name is written in by stockholder below:

          ----------------------------------------------------------------------

          (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

          In their discretion, the proxies are authorized to vote upon such matters as may properly come before the meeting.

                                    (0 V E R)


                                      PROXY


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               THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED UPON THE
PROPOSALS LISTED ON THE OTHER SIDE HEREOF IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE STOCKHOLDER, BUT IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS, AND OTHERWISE ACCORDING TO THE COMMITTEE'S RECOMMENDATIONS.

               This proxy is to be voted for each proposition unless a contrary vote is specified. It may be revoked at any time prior to its exercise in person or by a writing delivered to the Committee.

                                        Dated:   ______, ___, 2000


                                        ----------------------------------------

                                                                          (L.S.)
                                        ----------------------------------
                                        (Signature of Stockholder)

                                        When signing as attorney, executor,
                                        administrator, trustee, guardian or
                                        corporate officer, please give your full title as such.

               PLEASE DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.


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